UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to §240.14a-12

Nuveen Managed Accounts Portfolios Trust

(Name of Registrant As Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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	(1)	Title of each class of securities to which transaction applies:
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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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As an important next step in our 116-year history, Nuveen Investments (“Nuveen”) is pleased to announce that it will be acquired by TIAA-CREF, a firm highly respected for its commitment to serving the financial needs of investors in the academic, research, medical and cultural fields since 1918.

The pending transaction will result in the termination of the Nuveen funds’ investment management and sub-advisory agreements. In order to allow Nuveen Fund Advisors, LLC and the various sub-advisors to continue to manage the funds, in the coming days Nuveen fund shareholders will receive proxy materials asking them to approve new investment management agreements with Nuveen Fund Advisors, LLC and new sub-advisory agreements between Nuveen Fund Advisors, LLC and their fund’s current sub-adviser(s). The proxy materials that your clients receive may also include other matters to be voted upon, depending on the fund.

At the beginning of each proxy statement is a Q&A that you may find helpful. The proxy statements can be found at Nuveenproxy.com. Proxy statements for most funds will begin mailing on or about June 18, 2014, and will be mailed to shareholders of record as of the record date set forth in the proxy statement (June 6, 2014 for most funds). The shareholder meeting is scheduled for the date set forth in the proxy statement (August 5, 2014 for most funds).

Additional information regarding the proxy solicitation can be found at Nuveen.com/TIAA.

We appreciate the opportunity to serve your clients’ investment needs. Please feel free to contact your Nuveen Investments representative, if you have further questions.

Nuveen Investments

nuveen.com

The funds have filed or will file with the SEC solicitation materials in the form of proxy statements and/or joint proxy statement/prospectuses that will be included in registration statements on Form N-14, as applicable. Investors are urged to read the solicitation materials and any other relevant documents when they become available because they will contain important information. After they are filed, free copies of the solicitation materials will be available on the SEC’s web site at www.sec.gov.

The funds, Nuveen Fund Advisors and certain of their respective directors/trustees, officers and affiliates may be deemed under the rules of the SEC to be participants in the solicitation of proxies from shareholders. Information about the directors/trustees and officers of the funds may be found in their respective annual reports and, if applicable, annual proxy statements previously filed with the SEC. This communication is not a solicitation of a proxy from any fund shareholder and does not constitute an offer of any securities for sale. No offer of securities will be made will be made except pursuant to a prospectus meeting the requirements of Section 10 of the Securities Act of 1933.